Press Release                 For more information contact:
                              Debbie Meekins, President and CEO
For Immediate Release         Sonoma National Bank
May 5, 2005                   801 Fourth Street
                              Santa Rosa, CA 95405
                              (707) 579-2265
                              dmeekins@snbank.com

NORTHERN EMPIRE BANCSHARES ("NREB") has been notified by NASDAQ that its listing application has been approved to list its common shares on the NASDAQ National Market.

Before trading may commence in the Company's shares, it is necessary that the Company file a Registration Statement and related filings with the Securities and Exchange Commission to register its common shares under the Securities and Exchange Act of 1934. The Company intends to file its Registration Statement with the S.E.C. during the week of May 16, 2005. Before now, the Company's shares were not required to be registered under the Securities and Exchange Act of 1934. Registration of the Company's shares at this time is a requirement for listing on NASDAQ.

The Company expects trading to commence on or about May 20, 2005.
NASDAQ has reserved "NREB" as the trading symbol for the Company's common stock. The Company's shares are now traded on the Over The
Counter (OTC) Bulletin Board.

Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Northern Empire Bancshares Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q.

While the Company expects trading on the NASDAQ National Market to commence on or about May 20, 2005, there is no guarantee of the effect, if any, that listing with NASDAQ may have upon trading in the Company's shares. Forward looking statements are only the Company's current prediction of future events. Such statements are inherently uncertain, and actual results could differ materially from the statements made herein. Northern Empire Bancshares disclaims any intent or obligation to update these forward-looking statements.